LIMITED RECOURSE GUARANTEE


      THIS RECOURSE GUARANTY ("Guaranty"), dated April 27, 2005, is made by TIMOTHY BUMGARNER (the "Guarantor") in favor of BRITTANY CAPITAL MANAGEMENT LIMITED (together with its permitted assigns and successors, the "Holder").

      Reference is made to that $250,000 promissory note, dated of even date herewith, (the "Note") issued by AMERCIAN PALLET LEASING, INC., a Delaware corporation (the "Obligor") to the Holder. Reference is also made to the Stock Pledge Agreement, dated of even date herewith (the "Agreement"), pursuant to which the undersigned Guarantor has pledged to the Holder an aggregate of 600,000 shares of Common Stock of the Obligor owned of record and beneficially by Guarantor (the "Guarantee Shares"), as collateral to secure payment and performance of the "Secured Obligation," as defined in the Agreement.

      Unless otherwise defined herein, all capitalized terms, when used herein shall have the same meaning as is defined in the Note. In order to induce the Holder to provide a $250,000 loan to the Obligor, as evidenced by the Note, the undersigned Guarantor has agreed to execute and deliver this Limited Recourse Guaranty to the Holder.

      The Guarantor does, to the extent of the Guarantee Shares pledged as collateral herein, hereby irrevocably and unconditionally guaranty to the Holder of the Note, to the extent hereinafter set forth, the full and timely payment by the Obligor of all principal and accrued interest payable under the Note, (the obligation to pay all such amounts, when due, is hereafter referred to as the "Secured Obligations"). Notwithstanding any other provision in this document or any related document, Guarantor shall have no personal liability to Holder whatsoever beyond the Guarantee Shares.

      This is an absolute, irrevocable and unconditional guaranty of payment and performance and not merely of collection and that Guarantor shall be jointly and severally liable with the Obligor; provided, that the Holder shall first enforce its rights and remedies against the Obligor under the Note prior to enforcing this Guaranty against the Guarantee Shares.

      1. Notwithstanding any payment(s) made by the Guarantor through the Guarantee Shares hereunder, but without prejudice to the Guarantor's rights as a creditor of the Obligor, the Guarantor shall in no event be entitled to be subrogated to any of the rights of the Holder against the Obligor unless and until all Secured Obligations shall have been paid in full; and the Guarantor shall in no event seek any contribution or reimbursement from the Obligor in respect of any payment(s) made by or received in respect of the Guarantor hereunder, unless and until all of the Secured Obligations shall have been paid in full.


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      2. The Guarantor hereby  acknowledges and agrees that the validity of this
Guaranty  and  the  Guarantor's   obligations  hereunder  shall  in  no  way  be
terminated, modified, affected, impaired or diminished by reason of any of (i) any failure by the Holder to insist in any one or more instances upon strict performance or observance by the Obligor of any of the terms, provisions or conditions of the Note, (ii) any assertion or non-assertion by the Holder against the Obligor of any of the rights or remedies reserved to the Holder in the Note, (iii) any forbearance by the Holder from exercising any of its rights or remedies as aforesaid, (iv) any bankruptcy, insolvency, receivership, reorganization, liquidation or other similar proceeding relating to the Obligor,
(v) any relief of the Obligor and/or the Guarantor from any of its obligations under the Note, by operation of law, in equity or otherwise, (vi) any amendment, modification, extension, renewal, termination, compromise or waiver under or in respect of the Note, or (vii) any transfer, assignment or negotiation of the Note or this Guaranty. Except for any required demand in respect of payment hereunder, the Guarantor hereby waives any and all notice, demand, presentment, protest and other such privilege or formality, and all notice in respect of the creation, renewal, extension or accrual of any Secured Obligations. The Guarantor represents and warrants to the Holder that this Guaranty has been duly executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor and is enforceable against the Guarantor in accordance with its terms; the Guarantor has full capacity and power to execute and deliver this Guaranty; and the execution and delivery by the Guarantor of this Guaranty and the performance by the Guarantor of his obligations hereunder, do not violate, or conflict with, any agreement, instrument, note, judgment, order or decree binding on the Guarantor or under any law, rule or regulation applicable to the Guarantor, which violation or conflict would have a material and adverse effect on the Guarantor's ability to perform his obligations under this Guaranty.

      3. Subject to applicable statutes of limitations, no delay on the part of the Holder in exercising any rights hereunder, or any failure by the Holder to exercise any such rights, shall operate as a waiver of any such rights for any purposes, it being understood that, subject to applicable statutes of limitations, the Holder may exercise any and all of his rights hereunder at any time and from time to time pursuant to the terms hereof.

      4. Except as otherwise provided herein, this Guaranty may not be terminated, modified or amended except by a writing duly executed by the Holder and the Guarantor.

      5. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. Each of the parties hereby waives all right to a trial by jury in connection with any dispute arising under the Agreement.


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      6. This  Guaranty may be executed in any number of  counterparts,  each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the undersigned Guarantor, intending to be legally bound hereby, has executed this Guaranty as of the date set forth above.


                                TIMOTHY BUMGARNER



                                /s/ Timothy Bumgarner
                                ----------------------------------





ACCEPTED AND AGREED TO:


BRITTANY CAPITAL MANAGEMENT LIMITED


By: /s/ Barry W. Horman
   ----------------------------------


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